UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Brazil Bridge Credit Agreement

On April 14, 2026, NFE Brazil Holdings Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“NFE Brazil”) and an indirect subsidiary of New Fortress Energy Inc. (the “Company”), entered into a credit agreement (the “Brazil Bridge Credit Agreement”) with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto. The Brazil Bridge Credit Agreement provides for a senior secured, multiple draw term loan facility of $50,000,000 (the “Brazil Bridge Term Loan Facility”). The Brazil Bridge Term Loan Facility matures on the earliest to occur of (a) the closing date of any refinancing of NFE Brazil Financing Limited’s 15% senior secured notes due 2029, (b) the date on which the RSA (as defined below) is terminated with respect to the members of the PW/PWP AHG (as defined in the RSA), (c) the Restructuring Effective Date (as defined in the RSA), or (d) September 15, 2026 (the “Stated Maturity Date”, unless the Long-Stop Date (as defined in the RSA) is extended to either December 14, 2026 or December 31, 2026, in each case pursuant to the terms of the RSA, in which case the Stated Maturity Date shall be December 14, 2026 or December 31, 2026, as applicable. The initial and subsequent funding of the Brazil Bridge Term Loan Facility is subject to certain customary conditions.

The obligations under the Brazil Bridge Credit Agreement are secured by substantially all assets of NFE Brazil (including a pledge of the equity interests held by NFE Brazil in Hygo Energy Transition Ltd.).

The Brazil Bridge Term Loan Facility bears interest at a rate of 10% paid-in-kind per annum, capitalized on the last business day of March, June, September and December of each year, commencing on the first such date to occur after the closing date of the Brazil Bridge Term Loan Facility.

NFE Brazil may prepay the Brazil Bridge Term Loan Facility at its option without premium or penalty at any time subject to customary conditions. In addition, NFE Brazil will be required to prepay the Brazil Bridge Term Loan Facility upon the occurrence of certain events (subject to certain premiums as applicable and set forth in the Brazil Bridge Credit Agreement), including any change of control and the incurrence or issuance of indebtedness by NFE Brazil or any of its subsidiaries, subject to certain exceptions.

The Brazil Bridge Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the Brazil Bridge Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices; payment of taxes and other obligations; preservation of existence; compliance with applicable laws and regulations; maintenance of properties and insurance; maintenance of books and records; use of proceeds; compliance with anti-corruption laws; and further assurances for collateral.

The negative covenants include, among other things, limitations on restricted payments, dividends, and other payment restrictions affecting subsidiaries; incurrence of indebtedness; asset sales; transactions with affiliates; liens; mergers, consolidations, or sales of all or substantially all assets; amendments to organizational documents of NFE Brazil, in each case, adverse to the lenders; accounting changes; burdensome agreements that limit the ability of NFE Brazil to create or incur liens on its property to secure the obligations under the Brazil Bridge Term Loan Facility; prepayments of other indebtedness for borrowed money of NFE Brazil (other than regularly scheduled principal and interest); and amendments to any indebtedness for borrowed money of NFE Brazil or its subsidiaries in any manner materially adverse to the interests of the lenders. In addition, NFE Brazil is subject to further undertaking to conduct its business and operations separate and apart from that of any other person (except as specified in the Brazil Bridge Credit Agreement).

The Brazil Bridge Credit Agreement includes usual and customary events of default, subject to grace periods, where applicable. These include, among other things, non-payment of principal, interest, fees, or other amounts; material breach of a representation or warranty; covenant defaults; cross-default with respect to other material debt; material judgments; bankruptcy or insolvency; ERISA-related defaults; and impairment of security.

Amendment to Restructuring Support Agreement

Reference is made to that certain restructuring support agreement, dated as of March 17, 2026 (together with all exhibits, annexes, schedules, and appendices thereto, the “RSA”), by and among the Company, certain of its subsidiaries, and certain of its lenders and noteholders, which was previously disclosed in and filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 17, 2026.

On April 14, 2026, the Company and certain of its subsidiaries entered into the Amendment to and Consent Under Restructuring Support Agreement (the “RSA Amendment”), by and among the Company, certain of its subsidiaries, and certain of its lenders and noteholders, which amends the RSA.

The RSA Amendment, among other things, obtains the Supporting Creditors’ (as defined in the RSA) consent to NFE Brazil’s (i) entry into the Brazil Bridge Credit Agreement and the other documents entered into in connection therewith by NFE Brazil or any other member of the Group (as defined in the RSA), (ii) incurrence of indebtedness under the Brazil Bridge Credit Agreement, (iii) granting, creation or incurrence of liens on the Collateral (as defined in the Brazil Bridge Credit Agreement) to secure the obligations under the Brazil Bridge Credit Agreement, and (iv) use of proceeds of the Brazil Bridge Term Loan Facility for general corporate purposes and operational expenditures as further described in the Brazil Bridge Credit Agreement, including, but not limited to, the use of certain of the proceeds from the initial draw of the Brazil Bridge Term Loan Facility to repay part of the outstanding liquefied natural gas payables at CoreCo (as defined in the RSA).

Amendment to Letter of Credit Facility Forbearance Agreement

Reference is made to that certain forbearance agreement, dated as of March 27, 2026 (the “LCF Forbearance Agreement”), by and among the Company, certain of its subsidiaries as guarantors party thereto, the lenders party thereto and Natixis, New York Branch as administrative agent and collateral agent under that certain Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Letter of Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent and collateral agent (“Natixis”), and each of the other financial institutions from time to time party thereto, as lenders and issuing banks, pursuant to which, among other things, the lenders agreed to forbear from exercising all of their rights and remedies under the Letter of Credit Facility with respect to certain specified defaults listed which may arise prior to the termination date of the LCF Forbearance Agreement.

On April 14, 2026, the Company and certain of its subsidiaries entered into the Amendment to and Consent Under Forbearance Agreement (the “LCF Forbearance Amendment”), by and among the Company, certain of its subsidiaries as guarantors party thereto, the lenders party thereto, and Natixis, which amends the LCF Forbearance Agreement.

The LCF Forbearance Amendment, among other things, obtains the Forbearing Lenders’ (as defined in the LCF Forbearance Agreement) consent to NFE Brazil’s (i) entry into the Brazil Bridge Credit Agreement and the other documents entered into in connection therewith by NFE Brazil, (ii) incurrence of indebtedness under the Brazil Bridge Credit Agreement, (iii) granting, creation or incurrence of liens on any property or assets of NFE Brazil to secure the obligations under the Brazil Bridge Credit Agreement, and (iv) use of proceeds of the Brazil Bridge Term Loan Facility for general corporate purposes and operational expenditures as further described in the Brazil Bridge Credit Agreement, including, but not limited to, the use of certain of the proceeds from the initial draw of the Brazil Bridge Term Loan Facility to repay part of the outstanding liquefied natural gas payables at CoreCo (as defined in the RSA).

Item 8.01. Other Events.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: April 14, 2026	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer